Exhibit 99.1

Sensus Announces Fiscal First Quarter 2010

Financial Results and Earnings Call

AMI Endpoint Deployments Surpass 3 Million Mark

Raleigh, NC (July 23, 2009) – Sensus, a leading provider of high-value advanced metering infrastructure (AMI) and metering system solutions to utilities worldwide, today announced financial results for the fiscal first quarter ended June 27, 2009.

Total fiscal first quarter GAAP net sales of $145 million declined 22% on a year-over-year basis. Consolidated net loss for the quarter was $14.3 million compared to a consolidated net loss of $2.1 million in the prior period. Adjusted Net Sales1 increased $2 million, or 1% year-over-year on a constant exchange rate basis. Adjusted Gross Profit1 margin was 26.4%, representing a 30 basis point improvement over the same period in the prior year. Adjusted EBITDA1 of $27 million was down $1 million. The Company continues its investment commitment in new product offerings with research and development investment as a percent of Adjusted Net Sales1 at 4.5%, representing a 90 basis point increase from the prior year quarter.

Sensus continues to focus on its primary goal of satisfying customers. The Company is actively supporting its utility customers as they advance their “Smart Grid” projects, many of which are well underway. To date, Sensus has deployed more than three million SmartPoints utilizing its FlexNet two-way communications system. During the quarter, Sensus launched a new water measurement product, iPERL™, an intelligent water management system utilizing innovative new technology to help utilities achieve water efficiency. In addition, the Company implemented cost structure adjustments where appropriate and has made progress in the ongoing Global Water & Heat business restructuring project.

“The overall weak economic environment continued to impact our business in the first fiscal quarter. Although the economy has remained very challenging, our financial performance on a non-GAAP basis was only marginally below our prior year’s first quarter. In fact, Adjusted Net Sales1 increased slightly at constant exchange rates. We remain focused on doing what is necessary to satisfy our customers, execute our strategy and maintain our solid financial position,” said Peter Mainz, Chief Executive Officer and President of Sensus.

“We continue to invest in technology and resources necessary to support our utility customers’ deployments of their ‘Smart Grid’ and AMI projects. We recently launched iPERL™, our new water measurement technology. Also, one of our strategic objectives was to enter the distribution automation segment of the utility market, which we met with the Telemetric acquisition in June. This acquisition is expected to provide Sensus with a significant presence in the distribution automation portion of the utility landscape and our customers with the ability to leverage their Sensus AMI investment. Lastly, we just completed the successful refinancing of our debt structure. We took the proactive step to address the issue of our maturing debt well in advance of their maturities. This not only takes care of the debt maturity issue, but also provides us with added flexibility,” he added.

Key Highlights for the Fiscal First Quarter

•	Adjusted Net Sales[1] increased $2 million, or 1% on a constant exchange rate basis.
•	Adjusted Net Sales[1] book-to-bill[2] of 0.9 to 1.
•	725,000 AMI endpoints shipped during the fiscal quarter.
•	$457 million potential future revenue and 5.3 million endpoints from AMI contracts.
•	$27.9 million of cash-on-hand at June 27, 2009.
•	Launched iPERLTM, an innovative new technology designed to drive water efficiency.

(more)

Fiscal First Quarter Earnings Conference Call

A conference call with analysts to discuss these results will be held on July 24, 2009 at 11:00 AM (EDT). To access the conference call, please dial 888-339-2688 (domestic access) or 617-847-3007 (international access) and reference Passcode: 74600342. It is recommended that you dial in five to ten minutes prior to the call to allow time for processing participant information. A replay of the call will be available until July 31, 2009 by dialing 888-286-8010 (domestic access) or 617-801-6888 (international access) and referencing Passcode: 31490592.

Investor Contacts:
Jeffrey J. Kyle	James J. Hilty
Chief Financial Officer	Vice President, Business Development
(919) 845-4013	(919) 845-4007
jeff.kyle@sensus.com	jim.hilty@sensus.com

About Sensus

Sensus is a time-tested technology and communications company providing data collection and metering solutions for water, gas and electric utilities around the world. Sensus is a transforming force for the utilities of tomorrow through its ability to help customers optimize resources, as well as to meet conservation and customer service objectives. Sensus customers rely on the Company for expert, reliable service in order to meet challenges and exceed goals. For more information, visit www.sensus.com.

All statements in this release, other than historical facts, are made in reliance on the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are subject to change at any time. These statements reflect the Company’s current expectations regarding its financial position, revenues, cash flow and other operating results, business strategy, financing plans, forecasted trends related to the markets in which the Company operates, legal proceedings and similar matters. The Company’s expectations expressed or implied in these forward-looking statements may turn out to be incorrect. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K (SEC File No. 333-113658) for the fiscal year ended March 31, 2009 as filed with the Securities and Exchange Commission on May 15, 2009, include the Company’s susceptibility to macroeconomic downturns in the United States and abroad, conditions in the residential, commercial and industrial construction markets and in the automotive industry, the Company’s dependence on new product development and intellectual property, the Company’s dependence on independent distributors and third-party contract manufacturers, automotive vehicle production levels and schedules, the Company’s substantial financial leverage, debt service and other cash requirements, liquidity constraints and risks related to future growth and expansion. Other important risks that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, the Company’s ability to integrate acquired companies, general economic and business conditions, competition, adverse changes in the regulatory or legislative environment in which the Company operates, customer cancellations and other factors beyond the Company’s control.

(more)

(1) Non-GAAP Measures

During the first quarter of fiscal 2010, Sensus continued the deployment of its new, advanced FlexNet® AMI solutions under contracts executed with several North American electric and gas utilities. These contracts, which extend up to 20 years and cover approximately 8.3 million electric and gas endpoints, contain significant hardware and software components as well as ongoing customer support. Due to the significant advanced technology and software and the absence of stand-alone customer support sales prices, customer billings and incremental direct costs related to these contracts are required to be deferred in accordance with U.S. GAAP for income statement recognition purposes and amortized ratably over the life of the contracts. This deferral has no impact on cash flow since billings to customers occur as the network infrastructure and related endpoints are deployed and the associated costs are incurred, generally over the first several years of the contract term. To enhance the comparability and usefulness of its financial information, the Company provides certain non-GAAP measures to describe more fully the results of its underlying business. Specifically, the Company utilizes the measures of Adjusted Net Sales, Adjusted EBITDA and Adjusted Gross Profit, which are defined as follows:

•

Adjusted Net Sales is defined as net sales as determined under U.S. GAAP adjusted to add back customer billings (net of amortization) related to multi-element contracts that have been deferred under the provisions of SOP 97-2.

•

Adjusted EBITDA is defined as consolidated earnings before interest expense, depreciation and amortization, and income taxes plus (a) customer billings less the associated incremental direct costs (both net of amortization) related to multi-element contracts that have been deferred under SOP 97-2, (b) restructuring costs and (c) management fees, and adjusted for other nonrecurring items.

•

Adjusted Gross Profit is defined as gross profit as determined under U.S. GAAP adjusted to add back customer billings less the associated incremental direct costs (both net of amortization) related to multi-element contracts that have been deferred under SOP 97-2, and adjusted for other nonrecurring items.

Information regarding Adjusted Net Sales, Adjusted EBITDA and Adjusted Gross Profit is provided because management considers these measures important in evaluating and understanding the Company’s operating and financial performance. Management believes these measures provide useful information for investors in trending, analyzing and benchmarking the performance and value of the business. Internally, the measures of Adjusted Net Sales and Adjusted EBITDA are used in our incentive compensation plans. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by adjusting for certain items that may not be indicative of our recurring core operating results. Management also believes that Adjusted Net Sales, Adjusted EBITDA and Adjusted Gross Profit provide important performance measures to our management and investors because they reflect customer billings (net of related incremental costs, in the case of Adjusted EBITDA and Adjusted Gross Profit) that we are required to defer under SOP 97-2. These measures help our management and investors to better quantify the growth of our AMI technology solutions business. However, these metrics for measuring the Company’s financial results may be different from comparable information provided by other companies and should not be used as an alternative to the Company’s operating and other financial information as determined under U.S. GAAP.

(more)

A reconciliation of each of these non-GAAP measures to its most closely related U.S. GAAP measure is set out in the table below (in millions):

	Fiscal Quarter Ended June 27, 2009	Fiscal Quarter Ended June 28, 2008
Net sales	$145.0	$185.1
Customer billings from contracts deferred under SOP 97-2 (net of amortization)	53.7	20.7

Adjusted Net Sales	$198.7	$205.8

	Fiscal Quarter Ended June 27, 2009	Fiscal Quarter Ended June 28, 2008
Consolidated net loss	$(14.3)	$(2.1)
Depreciation and amortization	10.8	10.9
Interest expense, net	9.0	9.8
Income tax benefit	(8.8)	(0.8)
Customer billings less incremental direct costs from contracts deferred under SOP 97-2 (net of amortization)	22.3	8.2
Restructuring costs	6.8	1.3
Management fees	0.9	0.6
Other nonrecurring items	—	—

Adjusted EBITDA	$26.7	$27.9

	Fiscal Quarter Ended June 27, 2009	Fiscal Quarter Ended June 28, 2008
Gross profit	$30.1	$45.6
Customer billings less incremental direct costs from contracts deferred under SOP 97-2 (net of amortization)	22.3	8.2
Other nonrecurring items	—	—

Adjusted Gross Profit	$52.4	$53.8

(2) Book-to-bill

Book-to-bill is calculated as orders received during the quarter divided by Adjusted Net Sales.

(more)

GAAP Financial Statements

SENSUS (BERMUDA 2) LTD.

CONSOLIDATED BALANCE SHEETS

(in millions, except per share and share data)

	June 27, 2009	March 31, 2009
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$27.9	$37.9
Accounts receivable:
Trade, net of allowance for doubtful accounts of $1.2 at June 27, 2009 and March 31, 2009	112.6	112.8
Other	2.6	2.9
Inventories, net	68.5	66.4
Prepayments and other current assets	19.4	11.8
Deferred income taxes	6.5	6.5
Deferred costs	13.1	10.6

Total current assets	250.6	248.9
Property, plant and equipment, net	134.2	131.5
Intangible assets, net	184.5	187.3
Goodwill	401.9	394.5
Deferred income taxes	39.3	39.5
Deferred costs	117.6	88.7
Other long-term assets	23.4	21.9

Total assets	$1,151.5	$1,112.3

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$81.7	$87.1
Accruals and other current liabilities	76.7	80.7
Current portion of long-term debt	38.5	38.5
Short-term borrowings	4.9	4.9
Income taxes payable	—	2.9
Restructuring accruals	8.8	7.3
Deferred revenue	23.1	19.0

Total current liabilities	233.7	240.4
Long-term debt, less current portion	395.5	395.5
Pensions	47.1	44.4
Deferred income taxes	76.4	76.4
Deferred revenue	199.3	149.8
Other long-term liabilities	34.3	27.6

Total liabilities	986.3	934.1
STOCKHOLDER’S EQUITY:
Common stock, par value $1.00 per share, 12,000 shares authorized, issued and outstanding	—	—
Paid-in capital	245.4	245.4
Accumulated deficit	(94.4)	(79.3)
Accumulated other comprehensive income	1.4	0.2

Total stockholder’s equity	152.4	166.3

Noncontrolling interest	12.8	11.9

Total equity	165.2	178.2

Total liabilities and equity	$1,151.5	$1,112.3

(more)

SENSUS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

(unaudited)

	Fiscal Quarter Ended June 27, 2009	Fiscal Quarter Ended June 28, 2008
NET SALES	$145.0	$185.1
COST OF SALES	114.9	139.5

GROSS PROFIT	30.1	45.6
OPERATING EXPENSES:
Selling, general and administrative expenses	35.3	33.4
Restructuring costs	6.8	1.3
Amortization of intangible assets	2.8	3.6
Other operating expense, net	0.8	0.7

OPERATING (LOSS) INCOME	(15.6)	6.6
NON-OPERATING (EXPENSE) INCOME:
Interest expense, net	(9.0)	(9.8)
Other income, net	1.5	0.3

LOSS BEFORE INCOME TAXES	(23.1)	(2.9)
BENEFIT FOR INCOME TAXES	(8.8)	(0.8)

CONSOLIDATED NET LOSS	(14.3)	(2.1)
LESS: NET INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	(0.8)	(0.4)

NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(15.1)	$(2.5)

(more)

SENSUS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Fiscal Quarter Ended June 27, 2009	Fiscal Quarter Ended June 28, 2008
OPERATING ACTIVITIES:
Consolidated net loss	$(14.3)	$(2.1)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	6.3	6.9
Amortization of intangible assets	2.8	3.6
Amortization of software development costs	1.7	0.4
Amortization of deferred financing costs	0.7	0.7
Net gain on foreign currency transactions	(1.0)	(0.5)
Changes in assets and liabilities used in operations:
Accounts receivable	3.0	(6.2)
Inventories	(0.5)	(0.8)
Other current assets	1.1	(4.4)
Accounts payable, accruals and other current liabilities	(11.3)	(1.1)
Income taxes payable	(11.0)	—
Deferred revenue less deferred costs primarily from long-term AMI electric and gas contracts	22.3	8.2
Other	(1.6)	0.5

Net cash (used in) provided by operating activities	(1.8)	5.2
INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(6.5)	(6.0)
Software development costs	(2.3)	(1.9)

Net cash used in investing activities	(8.8)	(7.9)
FINANCING ACTIVITIES:
Increase in short-term borrowings	—	0.1
Principal payments on debt	—	(7.0)

Net cash used in financing activities	—	(6.9)
Effect of exchange rate changes on cash	0.6	0.6

DECREASE IN CASH AND CASH EQUIVALENTS	(10.0)	(9.0)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	$37.9	$37.6

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$27.9	$28.6

SUPPLEMENTAL DISCLOSURES OF CASH FLOW:
Cash paid during the period for:
Interest, net	$12.6	$14.8

Income taxes, net of refunds	$2.0	$0.5

###